Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas D Carlsbad, CA 92009 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Confirms Preliminary Discussions with No Fear Inc.

CARLSBAD, CA, July 19, 2007 – Orange 21 Inc. (NASDAQ: ORNG), a leading developer of brands that produce premium products for the action sports and youth lifestyle markets, today confirmed that an independent special committee of its board of directors (the “Special Committee”) is in preliminary discussions with No Fear Inc. (“No Fear”) regarding a possible strategic transaction involving the acquisition of No Fear Retail Stores, Inc. (“NFRS”), a subsidiary of No Fear, and certain limited related intellectual property rights. NFRS currently operates 40 stores in five states that sell apparel and accessories for the action sports and youth lifestyle markets primarily under the No Fear brand and leading third party brands including Spy Optic™. There is no binding agreement or any other binding obligation between Orange 21 and No Fear with respect to any potential transaction other than a customary non-disclosure agreement, and Orange 21 and No Fear have no obligation to continue to negotiate or to negotiate in good faith with respect to any such transaction. Any binding agreement will be set forth in one or more separate definitive agreements signed by the parties. The discussions are at a stage where there can be no assurance that any such agreement will ever be reached.

Mark Simo, Chairman and Chief Executive Officer of Orange 21, is also the founder, a director and a stockholder of No Fear. Mr. Simo is not representing Orange 21 in any discussions regarding the transaction and is not a member of the Special Committee. As a result of Mr. Simo’s position, the board of directors of Orange 21 established the Special Committee comprised entirely of independent directors to evaluate and recommend a course of action with respect to the possible strategic transaction. Orange 21 expects to seek the approval of its stockholders for any transaction with No Fear, should the Special Committee and No Fear agree to such a transaction. Orange 21 does not expect to update the status of any discussions until a definitive agreement is executed or it becomes apparent that no transaction will occur. The Special Committee has engaged W.R. Hambrecht + Co to assist it in evaluating the potential transaction. No Fear has engaged Thomas Weisel Partners LLC to assist it in evaluating the potential transaction.

For further information, please contact Laura Provenzale, Managing Director, W.R. Hambrecht + Co at (415) 551-3259 or Devin Granback, Managing Director, W.R. Hambrecht + Co at (415) 551-8668.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport and youth lifestyle markets. Orange 21’s primary brand, Spy Optic ™, manufactures sunglasses and goggles targeted toward the action sports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “may,” “plan,” “potential,” “predict,” “should,” or “will” or the negative of such terms or other comparable terminology. Specifically, all statements included in this press release that address activities, events or developments that Orange 21 expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: the inability to sign a definitive agreement or to close any transaction in a timely fashion; the inability to obtain approval of a transaction by the board of directors of either or both of the companies; the inability to obtain the approval of a transaction by the stockholders of either or both of the companies; results of ongoing diligence reviews being conducted by both companies; and costs associated with the transaction. For a more detailed discussion of the risks and uncertainties of the company’s business, please refer to the company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the period ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the period ended March 31, 2007. Although Orange 21 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither Orange 21, nor any other person, assume responsibility for the accuracy or completeness of such forward-looking statements. Orange 21 undertakes no obligation to update any of the forward-looking statements.